 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-223233
PROSPECTUS SUPPLEMENT
(to Prospectus dated February 26, 2018)
ABM Industries Incorporated
9,047,741 Shares of Common Stock

The selling stockholders named in this prospectus are offering shares of our common stock. We are not selling any shares of our common stock in this offering. We will not receive any proceeds from the sale of common stock by the selling stockholders.
Our common stock is listed on the New York Stock Exchange under the symbol “ABM.” The last sale price of our common stock on March 13, 2018, as reported by the New York Stock Exchange (“NYSE”), was $37.55 per share.

Investing in our common stock involves risks. Please read carefully the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement.
The underwriters have agreed to purchase the shares of our common stock from the selling stockholder at a price of  $35.26 per share, which will result in approximately $319.0 million of proceeds to the selling stockholder before expenses. The underwriters propose to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for additional information regarding underwriting compensation.
Neither the Securities and Exchange Commission (“SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock against payment on or about March 19, 2018.

Goldman Sachs & Co. LLC	UBS Investment Bank
The date of this prospectus supplement is March 14, 2018.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. We, the selling stockholders and the underwriters have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. We, the selling stockholders and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and the offering of our common stock in certain jurisdictions may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, you should find out about and observe these restrictions.
S-i

This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompany prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we, the selling stockholders nor the underwriters are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first is this prospectus supplement, which contains specific terms of this offering. The second is the accompanying prospectus, which provides you with a general description of the common stock the selling stockholders may offer. Each are part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell shares of our common stock in one or more offerings. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Additional information is incorporated by reference into this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus supplement and the accompanying prospectus together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “the Company” or “ABM” mean ABM Industries Incorporated and all wholly-owned and majority-owned subsidiaries and consolidated joint ventures of ABM Industries Incorporated.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, contain both historical and forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about ABM. We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. Factors that might cause such differences include, but are not limited to, those discussed in Part I of our Annual Report on Form 10-K for the year ended October 31, 2017 under Item 1A., “Risk Factors,” and in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2018 under Item 1A, “Risk Factors,” which are incorporated herein by reference, and we urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:
•
We may not realize the growth opportunities and cost synergies that are anticipated from the acquisition of GCA Services Group, Inc., which we refer to as “GCA”;

•
We incurred a substantial amount of debt to complete the acquisition of GCA. To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We also depend on the profitability of our subsidiaries to satisfy our cash needs. If we cannot generate the required cash, we may not be able to make the necessary payments required to service our indebtedness or we may be required to suspend certain discretionary payments, including our dividend;

•
Changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative, including our move to our Enterprise Services Center, may not have the desired effects on our financial condition and results of operation;

S-iii

•
Our success depends on our ability to gain profitable business despite competitive pressures and on our ability to preserve long-term client relationships;

•
Our business success depends on our ability to attract and retain qualified personnel and senior management;

•
Our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk;

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Our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition;

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Unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities;

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We insure our insurable risks through a combination of insurance and self-insurance and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates of ultimate insurance losses could result in a material charge against our earnings;

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Our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss;

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Impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations;

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Changes in general economic conditions, including changes in energy prices, government regulations, and changing consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition;

•
Our income tax provision and income tax liabilities could be adversely affected by the jurisdictional mix of earnings, changes in valuations of deferred tax assets and liabilities, and changes in tax treaties, laws, and regulations, including the U.S. Tax Cuts and Jobs Act of 2017, which effected significant changes to the U.S. corporate income tax system;

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We could be subject to cyber-security risks, information technology interruptions, and business continuity risks;

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A significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union-organizing drives;

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If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results, investors’ perceptions of our company and, as a result, the value of our common stock;

•
Our business may be negatively impacted by adverse weather conditions;

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Catastrophic events, disasters, and terrorist attacks could disrupt our services; and

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Actions of activist investors could disrupt our business;

These factors and the other risk factors described in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.
S-iv

SUMMARY
This summary highlights information about us and the shares of our common stock being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in our common stock. For a more complete understanding of us, we encourage you to read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and the other documents to which we have expressly referred you. In particular, we encourage you to read the historical financial statements, and the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus. Investing in our common stock involves significant risks, as described in the “Risk Factors” section in this prospectus supplement and our Annual Report on Form 10-K for the year ended October 31, 2017.
ABM Industries Incorporated
ABM, which operates through subsidiaries, is a leading provider of integrated facility solutions with a mission to make a difference, every person, every day. Our history dates back to 1909 when American Building Maintenance Company began as a window-washing company in San Francisco with one employee. In 1985, we incorporated in Delaware under the name American Building Maintenance Industries, Inc. and in 1994 changed our name to ABM Industries Incorporated. Over the past ten years, we have grown into a multi-segment facility solutions company, particularly through new service offerings and strategic acquisitions. As a result of these strategic acquisitions, we have strengthened our ability to offer janitorial, facilities engineering, parking, and specialized mechanical and electrical technical solutions, on a stand-alone basis or in combination, and positioned ourselves as a leading integrated facilities management company.
For management and financial reporting purposes, for the year ended October 31, 2017, our businesses were separated into five reportable segments: Business & Industry, Aviation, Emerging Industries Group, Technical Solutions and GCA Services. Beginning with the first quarter of fiscal 2018, our businesses are separated into six reportable segments: Business & Industry, Aviation, Education, Healthcare, Technology and Manufacturing and Technical Solutions.
Corporate Information
Our executive offices are located at One Liberty Plaza, 7th Floor, New York, NY 10006, and our telephone number is (212) 297-0200. Our website is located at http://www.abm.com. Information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus supplement and the accompanying prospectus other than the documents that we file with the SEC and incorporate by reference into this prospectus supplement and the accompanying prospectus.

The Offering
Common stock offered by the selling stockholders
9,047,741 shares
Selling Stockholders
The selling stockholders in this offering are funds affiliated with Thomas H. Lee Partners, L.P., which collectively beneficially owned approximately 6.9% of our outstanding common stock as of January 31, 2018, and funds affiliated with The Goldman Sachs Group, Inc., which collectively beneficially owned approximately 6.9% of our outstanding common stock as of January 31, 2018. See “Selling Stockholders.”
Use of proceeds
We will not receive any proceeds from the sale of shares by the selling stockholders in this offering.
Conflict of Interest
Because an affiliate of Goldman Sachs & Co. LLC is a selling stockholder in this offering and, as such, will receive 5% or more of the net proceeds of this offering, Goldman Sachs & Co. LLC is deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”
Dividend Policy
We have paid cash dividends every quarter since 1965. Future dividends will be determined based on our earnings, capital requirements, financial condition, and other factors considered relevant by our board of directors.
Risk factors
See “Risk Factors” beginning on page S-5 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.
NYSE symbol
Our common stock is listed on the New York Stock Exchange under the symbol “ABM.”
Unless otherwise indicated, all common stock information in this prospectus supplement excludes:
•
2,142,025 shares of our common stock issuable upon exercise of outstanding options or settlement of outstanding restricted stock units and other equity awards pursuant to our 2006 Equity Plan, as of January 31, 2018; and

•
1,377,632 shares of our common stock reserved for future issuance pursuant to future grants under our 2006 Equity Plan, as of January 31, 2018.

Summary Consolidated Financial Data
The following tables set forth summary consolidated financial data as of October 31, 2017 and 2016 and for each of the fiscal years ended October 31, 2017, 2016 and 2015, as well as of January 31, 2018 and for each of the quarters ended January 31, 2018 and 2017. The summary consolidated financial data as of October 31, 2017 and 2016 and for each of the fiscal years ended October 31, 2017, 2016 and 2015 have been derived from our audited consolidated financial statements and should be read together with those audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2017, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated financial data as of January 31, 2018 and for each of the quarters ended January 31, 2018 and 2017 are derived from our unaudited financial statements and should be read together with those unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. In the opinion of our management, our unaudited consolidated financial statements were prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of this information. Results of operations for the quarter ended January 31, 2018 are not necessarily indicative of results of operations that may be expected for the full fiscal year.
	Years Ended October 31,			Three Months Ended January 31,
(in millions, except per share amounts)	2017	2016	2015	2018	2017
Statements of Comprehensive Income Data
Revenues	$5,453.6	$5,144.7	$4,897.8	$1,588.3	$1,326.7
Operating profit	101.9	54.7	73.6	19.5	23.8
Income from continuing operations	78.1	62.3	54.1	28.0	16.1
(Loss) income from discontinued operations, net of taxes	(74.3)	(5.1)	22.2	(0.1)	(72.9)
Per Share Data
Net income per common share – Basic
Income from continuing operations	$1.35	$1.11	$0.95	$0.42	$0.29
Net income (loss)	$0.07	$1.02	$1.35	$0.42	$(1.01)
Net income per common share – Diluted
Income from continuing operations	$1.34	$1.09	$0.94	$0.42	$0.28
Net income	$0.07	$1.01	$1.33	$0.42	$(1.00)
Weighted-average common and common equivalent shares outstanding
Basic	57.7	56.3	56.7	65.9	56.0
Diluted	58.3	56.9	57.4	66.3	56.6
Dividends declared per common share	$0.680	$0.660	$0.640	$0.175	$0.170
Statements of Cash Flow Data
Net cash provided by operating activities of continuing operations	$101.7	$110.5	$145.5	$33.8	$(9.7)

	At October 31,		At January 31, 2018
	2017	2016
	(in millions)
Balance Sheet Data
Total assets	$3,812.6	$2,278.8	$3,797.0
Trade accounts receivable, net of allowances	1,038.1	803.7	1,020.0
Goodwill	1,864.2	912.8	1,871.2
Other intangible assets, net of accumulated amortization	430.1	103.8	404.3
Long-term debt, net	1,161.3	268.3	1,173.4
Insurance claims	495.4	423.8	501.4

RISK FACTORS
Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended October 31, 2017 and in our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2018, which are incorporated herein by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations, financial condition, liquidity and cash flows could suffer. In that case, the trading price of our shares common stock could decline, and you could lose all or a part of your investment.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of our common stock in this offering. We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of our common stock and we will bear the remaining expenses. See “Selling Stockholders” and “Underwriting.”

DIVIDEND POLICY
We have paid cash dividends every quarter since 1965. Future dividends will be determined based on our earnings, capital requirements, financial condition, and other factors considered relevant by our board of directors.

SELLING STOCKHOLDERS
This prospectus supplement relates to the sale by affiliates of Thomas H. Lee Partners, L.P. and The Goldman Sachs Group, Inc., which we refer to collectively as the selling stockholders, of 9,047,741 shares of our common stock.
The table below details the number of shares of common stock held by the selling stockholders and the number of shares that are being offered by the selling stockholders for sale under this prospectus supplement. Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders’ percentage of ownership in the following table is based upon 65,686,394 shares of common stock outstanding as of January 31, 2018.
	Prior to the Offering		After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Thomas H. Lee Partners, L.P. and affiliated investment funds(1)	4,523,870	6.9%	4,523,870	0	0%
The Goldman Sachs Group, Inc. and affiliated investment funds(2)	4,523,871	6.9%	4,523,871	0	0%

(1)
Shares shown as beneficially owned by investment funds affiliated with Thomas H. Lee Partners, L.P. reflect an aggregate of the following record ownership: (i) 1,465,574 shares held by Thomas H. Lee Equity Fund VII, L.P.; (ii) 1,156,397 shares held by Thomas H. Lee Parallel Fund VII, L.P.; (iii) 1,549,934 shares held by Thomas H. Lee Parallel (Cayman) Fund VII, L.P.; (iv) 128,465 shares held by THL Executive Fund VII, L.P.; and (v) 223,500 shares held by THL Fund VII Coinvestment Partners, L.P. (collectively, the “THL Funds”). THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the sole member of THL Equity Advisors VII, LLC, which is the general partner of Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., Thomas H. Lee Parallel (Cayman) Fund VII, L.P. and THL Executive Fund VII, L.P. Thomas H. Lee Partners, L.P. is the general partner of THL Fund VII Coinvestment Partners, L.P. Voting and investment determinations with respect to the shares held by the THL Funds are made by the private equity management committee of THL Holdco, LLC (the “THL Committee”). The members of the THL Committee are Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon and, as such, each member of the THL Committee may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds. Each member of the THL Committee disclaims beneficial ownership of such securities. The address of each of the THL Funds and each member of the THL Committee is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(2)
Shares shown as beneficially owned by The Goldman Sachs Group, Inc. (“GS Group”) and affiliated investment funds reflect an aggregate of the following record ownership: (i) 3,075,166 shares held by Broad Street Principal Investments Holdings, L.P.; (ii) 242,880 shares held by Bridge Street 2015, L.P.; (iii) 62,454 shares held by MBD 2015, L.P.; (iv) 71,035 shares held by Stone Street 2015, L.P.; (v) 142,074 shares held by 2015 Employee Offshore Aggregator, L.P.; and (vi) 930,262 shares held by Goldman Sachs & Co. LLC (“GS&Co”) on behalf of certain managed accounts (collectively, the “GS Stockholders”). The following fund entities (collectively with the GS Stockholders, the “GS Funds”) may be deemed to beneficially own indirectly the following portions of the 2015 Employee Offshore Aggregator, L.P. shares by reason of their interests in 2015 Employee Offshore Aggregator, L.P.; (1) MBD 2015 Offshore, L.P. may be deemed to beneficially own indirectly 22,336 of such shares, (2) Bridge Street 2015 Offshore, L.P. may be deemed to beneficially own indirectly 89,809 of such shares and (3) Stone Street 2015 Offshore, L.P. may be deemed to beneficially own indirectly 29,929 of such shares. GS Group and its subsidiary GS&Co are deemed to beneficially own all of the abovementioned shares because GS&Co is the investment manager of certain of the GS Funds and affiliates of GS Group and GS&Co are the general partner, managing limited partner, managing partner or managing member of the GS Funds. In addition, GS Group and GS&Co may be deemed to beneficially own an additional 105,064 shares of common stock as of January 31, 2018. Each of GS Group and GS&Co disclaims beneficial ownership of the shares held directly or indirectly by the GS Funds, except to the extent of its pecuniary interest therein, if any. The address of the GS Funds, GS Group and GS&Co is c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282.

Material United States Federal Tax Considerations to Non-U.S. Holders
The following is a summary of certain U.S. federal income tax considerations related to the ownership and disposition of shares of our common stock by a non-U.S. holder, as defined below, that acquires our common stock pursuant to this offering. This discussion assumes that a non-U.S. holder will hold our common stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances, and does not purport to be a complete analysis of all the potential tax considerations relating thereto. In addition, this discussion does not address (i) other U.S. federal tax laws, such as estate and gift tax laws, (ii) state, local or non-U.S. tax consequences, (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, broker-dealers, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or investors in such entities or arrangements), pension plans, or U.S. expatriates and former long-term residents of the United States, (iv) the special tax rules that may apply to investors that acquire, hold, or dispose of our common stock as part of a straddle, hedge, constructive sale, conversion or other integrated or risk reduction transaction, or (v) the impact, if any, of the alternative minimum tax or the Medicare tax imposed on net investment income.
This summary is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.
As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if  (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person. As used in this summary, the term “non-U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. person.
The tax treatment of a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of our common stock.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK BY NON-U.S. HOLDERS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS, THE TAX CONSEQUENCES OF THE TAX CUTS AND JOBS ACT AND ANY APPLICABLE TAX TREATY.

Certain U.S. Federal Income Tax Considerations
Distributions on Common Stock
If we pay cash or distribute property to holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or exchange of the common stock and will be treated as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.
Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable tax treaty withholding rate generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E (or appropriate successor form of the foregoing) and certify under penalties of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty or (ii) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.
A non-U.S. holder eligible for a reduced rate of withholding of U.S. federal income tax pursuant to an income tax treaty may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).
Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a U.S. person and are not subject to withholding of U.S. federal income tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing a duly completed and executed IRS Form W-8ECI (or appropriate successor form thereof)). Any such effectively connected dividends (and, if required, dividends attributable to a U.S. permanent establishment or fixed base) received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the summary below regarding backup withholding and FATCA, any gain recognized by a non-U.S. holder on a sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax, unless:
(i)
the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder),

(ii)
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition, and certain other conditions are met, or

(iii)
we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock.

Any gain recognized by a non-U.S. holder that is described in clause (i) above generally will be subject to U.S. federal income tax at the income tax rates generally applicable to a U.S. person, and such non-U.S. holder will be required to file a U.S. federal income tax return. Any gain of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes that is described in clause (i) above may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.
An individual non-U.S. holder that is described in clause (ii) above generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S. source capital gain derived from the disposition, which may be offset by U.S. source capital losses during the taxable year of the disposition.
With respect to clause (iii) above, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently and do not anticipate becoming a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is regularly traded on an established securities market and such non-U.S. holder has held at all times during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period 5% or less of our common stock.
Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each non-U.S. holder of our common stock the amount of dividends paid to such holder on our common stock, the tax, if any, withheld with respect to those dividends, and such holder’s name and address. Copies of the information returns reporting those dividends and withholding taxes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and, in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person.
Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax, currently at a rate of 24%, on reportable payments with respect to our common stock. A non-U.S. holder generally may eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or appropriate successor form of the foregoing) or by otherwise establishing an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.
FATCA
Sections 1471 through 1474 of the Code and Treasury regulations thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends such as dividends, if any, paid on our common stock (and, beginning January 1, 2019, payments of gross proceeds from the sale or other disposition of certain securities producing such U.S.-source dividends such as our common stock) made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions on them based on their particular circumstances.

underwriting (Conflicts of Interest)
Goldman Sachs & Co. LLC and UBS Securities LLC are acting as underwriters for this offering. Subject to the terms and conditions set forth in the underwriting agreement, dated March 14, 2018 among us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters, and the underwriters have severally and not jointly agreed to purchase from the selling stockholders, 9,047,741 shares of common stock.
The selling stockholders may be deemed underwriters with respect to the shares it is offering.
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased. We and the selling stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the shares, that you will be able to sell any of the shares held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the shares subject to their acceptance of the shares from the selling stockholders and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have agreed to purchase the shares from the selling stockholders at a price of  $35.26 per share, which will result in approximately $319.0 million of proceeds to the selling stockholders before expenses. The underwriters propose to offer the shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares offered hereby, the underwriters may be deemed to have received compensation in the form of an underwriting discount. The underwriters may effect such transactions by selling shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal.
The expenses of this offering, not including the underwriting discount, are estimated at $250,000 and are payable by us. We have also agreed to reimburse the underwriters in an amount of up to $15,000 for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority.
Listing
Our shares of common stock are traded on the New York Stock Exchange under the trading symbol “ABM.”
Stamp Taxes
If you purchase shares offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the public offering price.
No Sales of Similar Securities
We, our directors, officers and the selling stockholders have agreed, subject to specified exceptions, with the underwriters, not to directly or indirectly:

•
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act; or

•
otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially; or

•
publicly announce an intention to do any of the foregoing for a period of 30 days after the date of this prospectus supplement without the prior written consent of the underwriters.

This restriction terminates after the close of trading of the ordinary shares on and including the 30th day after the date of this prospectus supplement.
The underwriters may, in their sole discretion and at any time or from time to time before the termination of the 30-day period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of our stock prior to the expiration of the lock-up period.
Stabilization
The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve ‘‘naked’’ short sales.
“Naked” short sales are sales made without the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, the selling stockholders nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Electronic Distribution
The prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and certain of their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Because an affiliate of Goldman Sachs & Co. LLC is a selling stockholder in this offering and, as such, will receive 5% or more of the net proceeds of this offering, Goldman Sachs & Co. LLC is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, Goldman Sachs & Co. LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Use of Proceeds.”
European Economic Area
In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of an offer of the shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus

Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where the shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.
The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of the shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.
The above selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000.
Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in France
Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been and will not be submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case acting for their own account, or otherwise in circumstances in which no offer to the public occurs, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with Article L.411-2-I-1°-or-2°-or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (offre au public).

The shares may not be distributed directly or indirectly to the public except in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.
Notice to Prospective Investors in Hong Kong
WARNING: The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to any offer of the shares. If recipients are in any doubt about any of the contents of this prospectus supplement, they should obtain independent professional advice.
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS
Jones Day will pass upon the validity of the common stock being offered by this prospectus supplement. Certain legal matters relating to this offering will be passed on for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements and related financial statement Schedule II of ABM Industries Incorporated and subsidiaries (the “Company”) as of October 31, 2017 and 2016, and for each of the years in the three-year period ended October 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2017 have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of October 31, 2017, contains an explanatory paragraph that states the Company acquired Mechanical Solutions, Inc. (“MSI”) on December 1, 2016, OFJ Connections Ltd (“OFJ”) on December 1, 2016, and GCA Holding Corp., the indirect parent company of GCA Services Group (“GCA”) on September 1, 2017. Management excluded these three businesses from its assessment of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2017. MSI, OFJ, and GCA represented approximately 5% of the Company’s total consolidated assets (excluding goodwill and intangibles which are included within the scope of the assessment) and 4% of total consolidated revenues, as of and for the year ended October 31, 2017. Our audit of internal control over financial reporting of ABM Industries Incorporated and subsidiaries also excluded an evaluation of the internal control over financial reporting of MSI, OFJ, and GCA.
The audited consolidated financial statements of Erie Acquisition Holdings, Inc. and Subsidiaries as of December 31, 2016 (Successor) and December 31, 2015 and 2014 (Predecessor), and for each of the periods March 2, 2016 through December 31, 2016 (Successor), January 1, 2016 through March 1, 2016 (Predecessor), and for the years ended December 31, 2015 and 2014 (Predecessor) incorporated by reference in this prospectus supplement have been so incorporated by reference in the reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of the said firm as experts in accounting and auditing.
The audited consolidated financial statements of GCA Holding Corp. and Subsidiaries as of December 31, 2016 and for the period March 2, 2016 (commencement of operations) through December 31, 2016 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of the said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus supplement, other than documents filed with the SEC that we incorporate by reference.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means:
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incorporated documents are considered part of this prospectus supplement;

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we can disclose important information to you by referring you to those documents; and

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information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:
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our Annual Report on Form 10-K for the year ended October 31, 2017;

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our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2018;

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our Current Reports on Form 8-K and Form 8-K/A filed on November 16, 2017, February 26, 2018 and March 8, 2018; and

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the description of our common stock contained in our Current Report on Form 8-K filed on February 26, 2018 and all amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until this offering of shares of common stock terminates. We will not, however, incorporate by reference in this prospectus supplement any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement unless specifically stated otherwise.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost if you submit a request to us by writing or telephoning us at the following address and telephone number:
ABM Industries Incorporated
One Liberty Plaza, 7th Floor
New York, New York 10006
Telephone number: (212) 297-0200
Attn: Investor Relations
We also maintain a website that contains additional information about us (http://www.abm.com). The information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus supplement other than the documents that we file with the SEC and incorporate by reference into this prospectus supplement.
Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You should not assume that the information contained in this prospectus supplement and the documents incorporated into this prospectus supplement by reference is correct on any date after their respective dates, even though this prospectus supplement is delivered, or securities are sold, on a later date.

PROSPECTUS
ABM Industries Incorporated
9,047,741 Common Stock

This prospectus relates to resale, from time to time, of up to 9,047,741 shares of common stock previously issued by ABM Industries Incorporated to the selling stockholders identified in this prospectus. The selling stockholders acquired these shares from us at the closing of our acquisition of GCA Holding Corp., the indirect parent company of GCA Services Group, Inc., which we refer to in this prospectus as GCA Services or GCA, on September 1, 2017, pursuant to an Agreement and Plan of Merger dated as of July 11, 2017, by and among GCA Holding Corp., ABM Industries Incorporated, Grade Sub One, Inc., Grade Sub Two, LLC, and Thomas H. Lee Equity Fund VII, L.P. and Broad Street Principal Investments Holdings, L.P., acting jointly as the Securityholder Representative.
We are not offering any shares of common stock for sale under this prospectus and will not receive any proceeds from the sales of these shares of common stock by the selling stockholders under this prospectus.
The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
To the extent required, we will provide the specific terms of transactions in these shares of common stock in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. See “Plan of Distribution.”
Our common stock is listed on the New York Stock Exchange under the symbol “ABM.”

Investing in our common stock involves risks. Please read carefully the section titled “Risk Factors” beginning on page 2 of this prospectus.
Our executive offices are located at One Liberty Plaza, 7th Floor, New York, NY 10006, and our telephone number is (212) 297-0200.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2018.

We and the selling stockholders have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus, an applicable prospectus supplement or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended, or Securities Act, using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell, from time to time, up to 9,047,741 shares of our common stock.
This prospectus provides you with a general description of the common stock the selling stockholders may offer. For a more complete understanding of the offering of the common stock, you should refer to the registration statement of which this prospectus forms a part, including its exhibits. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”
THE COMPANY
ABM, which operates through subsidiaries, is a leading provider of integrated facility solutions with a mission to make a difference, every person, every day. Our history dates back to 1909 as American Building Maintenance Company, a window-washing company in San Francisco with one employee. In 1985, we incorporated in Delaware under the name American Building Maintenance Industries, Inc. and in 1994 changed our name to ABM Industries Incorporated. Over the past ten years, we have grown into a multi-segment facility solutions company, particularly through new service offerings and strategic acquisitions. As a result of these strategic acquisitions, we have strengthened our ability to offer janitorial, facilities engineering, parking, and specialized mechanical and electrical technical solutions, on a stand-alone basis or in combination, and positioned ourselves as a leading integrated facilities management company.
For management and financial reporting purposes, for the year ended October 31, 2017, our businesses were separated into five reportable segments: Business & Industry, Aviation, Emerging Industries Group, Technical Solutions and GCA Services. Beginning with the first quarter of fiscal 2018, our businesses will be separated into six reportable segments: Business & Industry, Aviation, Education, Healthcare, Technology and Manufacturing and Technical Solutions.
Our executive offices are located at One Liberty Plaza, 7th Floor, New York, NY 10006, and our telephone number is (212) 297-0200. Our website is located at http://www.abm.com. Information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus other than the documents that we file with the SEC and incorporate by reference into this prospectus.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “the Company” or “ABM” mean ABM Industries Incorporated and all wholly-owned and majority-owned subsidiaries and consolidated joint ventures of ABM Industries Incorporated.

RISK FACTORS
Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with SEC, in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations, financial condition, liquidity and cash flows could suffer. In that case, the trading price of our shares common stock could decline, and you could lose all or a part of your investment.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents we incorporate by reference, contains both historical and forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about ABM. We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. Factors that might cause such differences include, but are not limited to, those discussed in Part 1 of our most recent Annual Report on Form 10-K under Item 1A., “Risk Factors,” which are incorporated herein by reference, and we urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:
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We may not realize the growth opportunities and cost synergies that are anticipated from the acquisition of GCA;

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We incurred a substantial amount of debt to complete the acquisition of GCA. To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We also depend on the profitability of our subsidiaries to satisfy our cash needs. If we cannot generate the required cash, we may not be able to make the necessary payments required to service our indebtedness or we may be required to suspend certain discretionary payments, including our dividend;

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Changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative, including our move to our Enterprise Services Center, may not have the desired effects on our financial condition and results of operation;

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Our success depends on our ability to gain profitable business despite competitive pressures and on our ability to preserve long-term client relationships;

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Our business success depends on our ability to attract and retain qualified personnel and senior management;

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Our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk;

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Our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition;

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Unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities;

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We insure our insurable risks through a combination of insurance and self-insurance and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates of ultimate insurance losses could result in a material charge against our earnings;

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Our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss;

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Impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations;

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Changes in general economic conditions, including changes in energy prices, government regulations, and changing consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition;

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Our business may be materially affected by changes to fiscal and tax policies. Negative or unexpected tax consequences could adversely affect our results of operations;

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We could be subject to cyber-security risks, information technology interruptions, and business continuity risks;

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A significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union-organizing drives;

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If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results, investors’ perceptions of our company and, as a result, the value of our common stock;

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Our business may be negatively impacted by adverse weather conditions;

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Catastrophic events, disasters, and terrorist attacks could disrupt our services; and

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Actions of activist investors could disrupt our business;

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS
The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. See “Selling Stockholders.” All net proceeds from the sale of the shares of common stock will go to the selling stockholders. We will not receive any part of the proceeds from such sale of common stock.

SELLING STOCKHOLDERS
This prospectus relates to the possible resale by affiliates of Thomas H. Lee Partners, L.P. and The Goldman Sachs Group, Inc., which we refer to collectively as the selling stockholders, of up to 9,047,741 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. When we refer to a selling stockholder, we mean the entity itself, as well as its donees, pledgees, assignees, transferees, distributees and other successors in interest.
On September 1, 2017, we acquired GCA Holding Corp., the indirect parent of GCA, from affiliates of Thomas H. Lee Partners, L.P. and The Goldman Sachs Group, Inc. and other shareholders for approximately $1.25 billion in cash and stock pursuant to the terms of the Agreement and Plan of Merger, or Merger Agreement, dated July 11, 2017. Under the terms of the Merger Agreement, ABM acquired GCA Holding Corp. for approximately $851 million in cash and 9,494,439 shares of our common stock, which includes the shares of common stock issued to the selling stockholders.
On September 1, 2017, pursuant to the Merger Agreement, we entered into a shareholders’ agreement with the selling stockholders, which we refer to as the Shareholders’ Agreement. The Shareholders’ Agreement provides for (i) customary voting obligations, (ii) standstill provisions prohibiting the selling stockholders and certain other persons from acquiring our voting securities and engaging in certain other transactions related to us until March 31, 2020, (iii) certain registration rights with respect to shares of our common stock issued as consideration under the Merger Agreement, (iv) certain resale limitations regarding non-passive stockholders and competitors, subject to certain exceptions, and (v) indemnification and other provisions customary for transactions of this type. We have filed the registration statement of which this prospectus forms a part pursuant to the terms of the Shareholders’ Agreement.

The table below details the number of shares of common stock held by the selling stockholders and the number of shares that may be offered by the selling stockholders for resale under this prospectus. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered for resale by the selling stockholder under this prospectus and that all such sales will be made to parties unaffiliated with the selling stockholders. The selling stockholders may sell all, some or none of their shares of common stock in future offerings under this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders’ percentage of ownership in the following table is based upon 68,686,394 shares of common stock outstanding as of January 31, 2018.
	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Thomas H. Lee Partners, L.P. and affiliated investment funds (1)	4,523,870	6.6%	4,523,870	—	—
The Goldman Sachs Group, Inc. and affiliated investment funds (2)	4,523,871	6.6%	4,523,871	—	—

(1)
Shares shown as beneficially owned by investment funds affiliated with Thomas H. Lee Partners, L.P. reflect an aggregate of the following record ownership: (i) 1,465,574 shares held by Thomas H. Lee Equity Fund VII, L.P.; (ii) 1,156,397 shares held by Thomas H. Lee Parallel Fund VII, L.P.; (iii) 1,549,934 shares held by Thomas H. Lee Parallel (Cayman) Fund VII, L.P.; (iv) 128,465 shares held by THL Executive Fund VII, L.P.; and (v) 223,500 shares held by THL Fund VII Coinvestment Partners, L.P. (collectively, the “THL Funds”). THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the sole member of THL Equity Advisors VII, LLC, which is the general partner of Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., Thomas H. Lee Parallel (Cayman) Fund VII, L.P. and THL Executive Fund VII, L.P. Thomas H. Lee Partners, L.P. is the general partner of THL Fund VII Coinvestment Partners, L.P. Voting and investment determinations with respect to the shares held by the THL Funds are made by the private equity management committee of THL Holdco, LLC (the “THL Committee”). The members of the THL Committee are Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon and, as such, each member of the THL Committee may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds. Each member of the THL Committee disclaims beneficial ownership of such securities. The address of each of the THL Funds and each member of the THL Committee is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(2)
Shares shown as beneficially owned by The Goldman Sachs Group, Inc. (“GS Group”) and affiliated investment funds reflect an aggregate of the following record ownership: (i) 3,075,166 shares held by Broad Street Principal Investments Holdings, L.P.; (ii) 242,880 shares held by Bridge Street 2015, L.P.; (iii) 62,454 shares held by MBD 2015, L.P.; (iv) 71,035 shares held by Stone Street 2015, L.P.; (v) 142,074 shares held by 2015 Employee Offshore Aggregator, L.P.; and (vi) 930,262 shares held by Goldman Sachs & Co. LLC (“GS&Co”) on behalf of certain managed accounts (collectively, the “GS Stockholders”). The following fund entities (collectively with the GS Stockholders, the “GS Funds”) may be deemed to beneficially own indirectly the following portions of the 2015 Employee Offshore Aggregator, L.P. shares by reason of their interests in 2015 Employee Offshore Aggregator, L.P.; (1) MBD 2015 Offshore, L.P. may be deemed to beneficially own indirectly 22,336 of such shares, (2) Bridge Street 2015 Offshore, L.P. may be deemed to beneficially own indirectly 89,809 of such shares and (3) Stone Street 2015 Offshore, L.P. may be deemed to beneficially own indirectly 29,929 of such shares. GS Group and its subsidiary GS&Co are deemed to beneficially own all of the abovementioned shares because GS&Co is the investment manager of certain of the GS Funds and affiliates of GS Group and GS&Co are the general partner, managing limited partner, managing partner or managing member of the GS Funds. In addition, GS Group and GS&Co may be deemed to beneficially own an additional 105,064 shares of common stock as of January 31, 2018. Each of GS Group and GS&Co disclaims beneficial ownership of the shares held directly or indirectly by the GS Funds, except to the extent of its pecuniary interest therein, if any. The address of the GS Funds, GS Group and GS&Co is c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282.

DESCRIPTION OF CAPITAL STOCK
As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share.
The following summary description of the Company’s capital stock does not purport to be complete and is subject to and is qualified in its entirety by the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
Common Stock
The stockholders are not entitled to vote cumulatively for the election of directors. Each share of common stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company out of funds legally available therefor. The common stock shares equally, on a share-for-share basis, in any cash dividends declared by the Board of Directors.
Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. Subject to any right of holders of any preferred stock, all holders of common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. No common stock is subject to redemption or a sinking fund. All shares of common stock offered hereby are fully paid and nonassessable.
Preferred Stock
The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of shares of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of the common stock.
Participating Preferred Stock
Pursuant to the foregoing authority, the Board of Directors has established a series of preferred stock, par value $.01, with the designation participating preferred stock. Each share of participating preferred stock shall be identical in all respects with the other shares of participating preferred stock except as to the dates from and after which dividends thereon shall be cumulative. The Board of Directors initially authorized 50,000 shares of participating preferred stock; however, the Board of Directors may increase or decrease this number from time to time.
Dividends
Holders of full or fractional shares of participating preferred stock are entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends:
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on each date that dividends or other distributions (other than those payable in common stock of the Company) are payable on or in respect to common stock comprising part of the Reference Package (as defined in the Restated Certificate of Incorporation), in an amount per whole share of participating preferred stock equal to the aggregate amount of dividends or other distributions that would be payable on such date to a holder of the Reference Package; and

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on the last day of March, June, September, and December in each year, in an amount per whole share of participating preferred stock equal to the excess (if any) of  $2.50 over the aggregate dividends paid per whole share of participating preferred stock during the three month period ending on such last day.

Dividends will be payable to the holders of record on the date, not exceeding sixty days prior to the dividend payment date, fixed by the Board of Directors. Dividends on each full or fractional share of participating preferred stock shall be cumulative from the date such share is originally issued; provided that any share originally issued after the record date and on or prior to the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.
If any shares of participating preferred stock are outstanding, no dividends (other than a dividend in common stock or any other stock ranking junior to participating preferred stock) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock ranking junior to participating preferred stock, nor shall any common stock nor any other stock of the Company ranking junior to participating preferred stock be redeemed, purchased or otherwise acquired by the Company unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of participating preferred stock shall have been, or shall contemporaneously be, paid.
Merger, Consolidation or Reclassification
In the event of any merger, consolidation, reclassification or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, then the shares of participating preferred stock shall at the same time be similarly exchanged or changed into an amount per whole share equal to the aggregate amount of cash, stock, securities, cash and/or other property, that a holder of the Reference Package would be entitled to receive as a result of the transaction.
For the purposes of the following “Liquidation Rights”, the consolidation or merger of, or binding exchange by, the Company with any other corporation shall not constitute a liquidation, dissolution or winding of the Company.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of full and fractional shares of participating preferred stock shall be entitled, before any distribution or payment is made on any date to the holders of common stock or any other stock ranking junior to participating preferred stock, to be paid in full an amount per whole share of participating preferred stock equal to the greater of:
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$100, or

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the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation, dissolution winding up to a holder of the Reference Package, together with accrued dividends to such distribution or payment date, whether or not earned or declared (such greater amount being referred to as the “Liquidation Preference”).

After payment of the Liquidation Preference is made in full to all holders of participating preferred stock, they have no right or claim to any of the remaining assets of the Company.
In the event the assets of the Company available for distribution to the holders of participating preferred stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled to under the preceding paragraph, no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of participating preferred stock unless proportionate distributive amounts shall be paid on account of the shares of participating preferred stock, ratably in proportion to the full distributable amounts for which all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.
Upon the liquidation, dissolution or winding up of the Company, the holders of shares of participating preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders all amounts to which such holders are entitled to pursuant to the first paragraph of this section before any payment can be made to the holders of common stock or any other stock of the Company ranking junior to participating preferred stock.

Redemption Rights
The shares of participating preferred stock are not redeemable.
Voting Rights
In addition to any other vote or consent of stockholders required by law or by our Restated Certificate of Incorporation, each whole share of participating preferred stock shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.
Special Provisions
Certain Business Combinations.   The Company’s Restated Certificate of Incorporation requires that certain business combination transactions between the Company and a “Related Person” (beneficial owner of 10% or more of the Company’s voting stock) be approved by the affirmative vote of holders of not less than 70% of the then outstanding shares of voting stock unless certain specified conditions are met. If the conditions are met, then the transaction would require only such affirmative vote as is required by law, any national securities exchange or otherwise. Business combinations subject to this provision include a merger or consolidation of the Company with, or a sale or transfer of all or substantially all of the Company’s assets to, a Related Person. The “fair price” provision could make it more difficult, and may therefore discourage, an attempt by another company or group, through the acquisition of a substantial block of the Company’s common stock, to acquire control of the Company with a view to imposing a merger, consolidation or sale of the Company’s assets which may not be in the best interest of all of the stockholders.
Director Classification.   The Company’s Restated Certificate of Incorporation also provides that (i) the Company’s Board of Directors is divided into three classes, which shall be as nearly equal in number as possible, so that approximately one-third of the Board of Directors stands for election each year; (ii) any action required or permitted to be taken by the stockholders of the company may be effected only at an annual or special meeting of the stockholders and no action of the stockholders may be taken by written consent in lieu of a meeting; (iii) special meetings of stockholders may only be called by the Board of Directors or a committee thereof; (iv) vacant directorships may only be filled by the Board of Directors; and (v) any director may be removed from office only pursuant to the affirmative vote of the holders of 70% of the outstanding voting stock of the Company and only for cause.

PLAN OF DISTRIBUTION
We are registering 9,047,741 shares of our common stock to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus. The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders or the selling stockholders’ pledgees, donees, transferees or other successors-in-interest who have received, after the date of this prospectus and from the selling stockholders, shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in privately negotiated transactions. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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a transaction on any exchange or in the over-the-counter market;

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in privately negotiated transactions;

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in options transactions, including through the writing of put or call options (whether those options are listed on an options exchange or otherwise) relating to the shares of common stock offered by this prospectus, or the short sales of the offered shares of common stock; or

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any other method permitted pursuant to applicable law.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares of common stock short and redeliver the shares of common stock to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of the pledged shares of common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction). In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares of common stock covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS
Jones Day will pass upon the validity of the common stock being offered by this prospectus.
EXPERTS
The consolidated financial statements and related financial statement Schedule II of ABM Industries Incorporated and subsidiaries (the “Company”) as of October 31, 2017 and 2016, and for each of the years in the three-year period ended October 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2017 have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of October 31, 2017, contains an explanatory paragraph that states the Company acquired Mechanical Solutions, Inc. (“MSI”) on December 1, 2016, OFJ Connections Ltd (“OFJ”) on December 1, 2016, and GCA Holding Corp., the indirect parent company of GCA Services Group (“GCA”) on September 1, 2017. Management excluded these three businesses from its assessment of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2017. MSI, OFJ, and GCA represented approximately 5% of the Company’s total consolidated assets (excluding goodwill and intangibles which are included within the scope of the assessment) and 4% of total consolidated revenues, as of and for the year ended October 31, 2017. Our audit of internal control over financial reporting of ABM Industries Incorporated and subsidiaries also excluded an evaluation of the internal control over financial reporting of MSI, OFJ, and GCA.
The consolidated financial statements of Erie Acquisition Holdings, Inc. and Subsidiaries as of December 31, 2016 (Successor) and December 2015 and 2014 (Predecessor), and for each of the periods March 2, 2016 through December 31, 2016 (Successor), January 1, 2016 through March 1, 2016 (Predecessor), and for the years ended December 31, 2015 and 2014 (Predecessor) incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in the reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of the said firm as experts in accounting and auditing.
The consolidated financial statements of GCA Holding Corp. and Subsidiaries as of December 31, 2016 and for the period March 2, 2016 (commencement of operations) through December 31, 2016 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of the said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.
We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the shares of common stock. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s website listed above, and you may obtain copies from the SEC at prescribed rates.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means:
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incorporated documents are considered part of this prospectus;

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we can disclose important information to you by referring you to those documents; and

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information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:
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our Annual Report on Form 10-K for the year ended October 31, 2017;

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our Current Reports on Form 8-K and Form 8-K/A filed on November 16, 2017, December 13, 2017 and February 26, 2018; and

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the description of our common stock contained in our Current Report on Form 8-K filed on February 26, 2018 and all amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until this offering of shares of common stock terminates. We will not, however, incorporate by reference in this prospectus any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports on Form 8-K.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost if you submit a request to us by writing or telephoning us at the following address and telephone number:
ABM Industries Incorporated
One Liberty Plaza, 7th Floor
New York, New York 10006
Telephone number: (212) 297-0200
Attn: Investor Relations
We also maintain a website that contains additional information about us (http://www.abm.com). The information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus other than the documents that we file with the SEC and incorporate by reference into this prospectus.
Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.
You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.

9,047,741 Shares
ABM Industries Incorporated
Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC
UBS Investment Bank